                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                         Venturi Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           VENTURI TECHNOLOGIES, INC.

                              6295 EAST 56TH AVENUE
                          COMMERCE CITY, COLORADO 80022


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           MEETING DATE: JUNE 22, 2000

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Venturi Technologies, Inc. (the "Company") to be held on Thursday, June 22, 2000 at the Adams Mark Hotel, 2929 Briarpark Drive, Houston, Texas 77042, commencing at 2:00 p.m. Central Daylight Time to consider and act upon the following matters:

         1. To elect five directors to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified;

         2. To approve an amendment to the Company's Articles of Incorporation to increase the number of shares of capital stock authorized by the Company from 27,000,000 shares of common stock and 5,000,000 shares of preferred stock to 50,000,000 shares of common stock and 7,000,000 shares of preferred stock;

         3. To approve the adoption of the Company's 2000 Stock Incentive Plan for employees and consultants, and to allocate and reserve 1,750,000 shares of the Company's common stock for issuance pursuant to options granted under the Plan;

         4. To ratify the appointment of Child & Company as independent auditors of the Company for the fiscal year ending December 31, 2000; and

         5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         The Board of Directors has fixed the close of business on May 31, 2000, as the record date for the determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of voting stock at the close of business on that day will be entitled to vote. At the record date, the Company had the following voting securities outstanding:

                                            Number of             Number of
     Voting Securities                 Shares Outstanding           Votes
     -----------------                 ------------------        ----------
     Common stock:                     13,169,020 shares         13,169,020
     Series A Preferred Stock:             64,410 shares             70,438
     Series D Preferred Stock:          2,303,738 shares          4,607,476
     Series F Preferred Stock:            250,000 shares          1,250,000

         Shareholders who do not plan to attend the Annual Meeting are urged to read the enclosed proxy statement and to fill in, date, and sign the enclosed proxy card and return it to the Company in the enclosed envelope.

                       By Order of the Board of Directors,



                       Randy K. Johnson
                       Secretary and General Counsel

June 7, 2000
Salt Lake City, Utah

         THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE SOLELY FOR THE INFORMATION OF PRESENT SHAREHOLDERS OF THE COMPANY. NO ONE SHOULD BUY OR SELL ANY SECURITY IN RELIANCE ON ANY STATEMENT HEREIN. THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS ARE NEITHER AN OFFER TO BUY OR SELL, NOR A SOLICITATION OF OFFERS TO BUY OR SELL ANY SECURITY.


                           VENTURI TECHNOLOGIES, INC.
                              6295 EAST 56TH AVENUE
                          COMMERCE CITY, COLORADO 80022

TO OUR SHAREHOLDERS:

         The Annual Meeting of the Shareholders of Venturi Technologies, Inc., a Nevada corporation (the "Company"), will be held at the Adams Mark Hotel, 2929 Briarpark Drive, Houston, Texas 77042, commencing at 2:00 p.m. Central Daylight Time, on June 22, 2000, to consider and vote on the following matters described in this notice and the accompanying Proxy Statement:

         1. To elect five directors to the Board of Directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified;

         2. To approve an amendment to the Company's Articles of Incorporation to increase the number of shares of capital stock authorized by the Company from 27,000,000 shares of common stock and 5,000,000 shares of preferred stock to 50,000,000 shares of common stock and 7,000,000 shares of preferred stock;

         3. To approve the adoption of the Company's 2000 Stock Incentive Plan for employees and consultants, and to allocate and reserve 1,750,000 shares of the Company's common stock for issuance pursuant to options granted under the Plan;

         4. To ratify the appointment of Child & Company as independent auditors of the Company for the fiscal year ending December 31, 2000; and

         5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         The Board of Directors has fixed the close of business on May 31, 2000, as the record date for the determination of shareholders entitled to vote at the Annual Meeting or any adjournments thereof, and only record holders of voting stock at the close of business on that day will be entitled to vote. At the record date, the Company had the following voting securities outstanding:

                                           Number of              Number of
     Voting Securities                 Shares Outstanding           Votes
     -----------------                 ------------------        -----------
     Common stock:                     13,169,020 shares         13,169,020
     Series A Preferred Stock:             64,410 shares             70,438
     Series D Preferred Stock:          2,303,738 shares          4,607,476
     Series F Preferred Stock:            250,000 shares          1,250,000


                           VENTURI TECHNOLOGIES, INC.
                              6295 EAST 56TH AVENUE
                          COMMERCE CITY, COLORADO 80022

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                           MEETING DATE: JUNE 22, 2000

         This Proxy Statement is being sent on or about June 7, 2000 in connection with the solicitation of proxies by the Board of Directors of Venturi Technologies, Inc., a Nevada corporation (the "Company" or "Venturi"). The proxies are for use at the 2000 Annual Meeting of the Shareholders of the Company, which will be held at the Adams Mark Hotel, 2929 Briarpark Drive, Houston, Texas 77042, on June 22, 2000, commencing at 2:00 p.m. Central Daylight Time, and at any meetings held upon adjournment thereof (the "Annual Meeting"). The record date for the Annual Meeting is the close of business on May 31, 2000 (the "Record Date"). Only holders of record of the Company's common stock and voting preferred stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

         A proxy card is enclosed. Whether or not you plan to attend the Annual Meeting in person, please mark, date, sign and return to the Company the enclosed proxy card as promptly as possible to ensure that your shares will be voted at the Annual Meeting. Any shareholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting for the five nominees for election as directors as set forth in this Proxy Statement; for the amendment to the Company's Articles of Incorporation to increase the number of shares of capital stock authorized by the Company from 27,000,000 shares of common stock and 5,000,000 shares of preferred stock to 50,000,000 shares of common stock and 7,000,000 shares of preferred stock; for the adoption of a stock option plan for employees and consultants to be known as the 2000 Stock Incentive Plan and the allocation of 1,750,000 shares of the Company's common stock for issuance pursuant to options granted under the 2000 Stock Incentive Plan; for the proposal to ratify the appointment of Child & Company as the independent auditors of the Company for the fiscal year ending December 31, 2000; and as recommended by the Board of Directors, in its discretion, with regard to all other matters which may properly come before the Annual Meeting. The Company does not currently know of any such other matters.

         At the Record Date there were 13,169,020 shares of the Company's common stock outstanding, each of which is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. Also at the Record Date there were 64,410 shares of Series A Preferred Stock issued and outstanding, convertible into 70,438 shares of common stock, each of which is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. Also at the Record Date there were 2,303,738 shares of Series D Preferred Stock issued and outstanding, each of which is entitled to two votes on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting, other than the election of directors. With respect to the election of directors, the holders of Series D Preferred Stock, voting together as a separate class, are entitled to elect 20% of the directors serving on the Board of Directors. Since the Board will consist of five seats, the holders of Series D Preferred Stock, voting as a separate class, have the right to elect one director. Once that director is elected, the holders of Series D Preferred Stock do not participate in the voting on other nominees for the Board. As of the Record Date there were 250,000 shares of Series F Preferred Stock issued and outstanding, convertible into a total of 1,250,000 shares of common stock, each of which is entitled to one vote on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting.

         The presence, either in person or by proxy, of persons entitled to vote a majority of the Company's outstanding voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum, but are not considered as having voted for purposes of determining the outcome of a vote. Except as set forth above, no other voting securities of the Company were outstanding at the Record Date.

         In order for action to be taken on any matter, it must receive a majority of the votes present and voting in person or by proxy except the election of directors. Directors may be elected by a plurality vote. The four nominees for director receiving the highest number of votes of all voting stock except the Series D Preferred Stock at the Annual Meeting will be elected. The one nominee for director receiving the highest number of votes of Series D Preferred Stock at the Annual Meeting will also be elected. Unless instructed otherwise, the shares represented by proxies to management will be voted for the named nominees.

         The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

         PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of five members. The holders of Series D Preferred Stock, voting separately as a class, have the right to elect 20% of the total number of directors. Consequently, the holders of Series D Preferred Stock are entitled to elect one director and the holders of all of the other voting stock of the Company, voting together, are entitled to elect the remaining four directors. The five persons named below have been nominated to stand for election as directors of the Company at the Meeting to serve for the coming year or until such time as their successors shall be elected and qualified. Four of the individuals have been nominated by management to be voted upon by the holders of common stock, Series A Preferred Stock, Series D Preferred Stock and Series F Preferred Stock; and one of the individuals has been nominated by the holders of Series D Preferred Stock to be voted upon only by the holders of Series D Preferred Stock. The Board of Directors recommends that the shareholders vote for the nominees listed below.

         All of the nominees are currently members of the Board, having been elected on March 9, 2000. The Company expects that all of the nominees will be able to serve as directors. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management. No family relationships exist among the members of the Board of Directors.

         The name and certain information regarding each nominee is set forth below:


                  NAME                              AGE      DIRECTOR SINCE         POSITION
                  ----                              ---      --------------         --------

                           NOMINATED BY MANAGEMENT:

                  Bruce E. Ranck                     51       March 2000             Chairman of the Board and director
                  Michael F. Dougherty               46       March 2000             President, Chief Executive Officer and director
                  Mitchell J. Martin                 44       March 2000             Chief Operating Officer and director
                  Daniel Dornier                     38       March 2000             Director

                           NOMINATED BY HOLDERS OF SERIES D PREFERRED STOCK:

                  Stuart W. Thorn                    44       March 2000             Director


         BRUCE E. RANCK has served as Chairman of the board of directors of Venturi since March 9, 2000. Mr. Ranck is managing partner of True Blue Partners, an investment partnership located in Houston, Texas. From 1995 to 1999 Mr. Ranck was President and Chief Executive Officer of Browning Ferris Industries, Inc. (BFI), a worldwide leader in the waste industry, having served as President and Chief Operating Officer of BFI since 1991, and as Executive Vice President from 1989 to 1991. Prior to 1989 Mr. Ranck was Regional Vice President of BFI. BFI was an early and successful pioneer in the business strategy of consolidating a highly fragmented service industry through strategic acquisitions.

         MICHAEL F. DOUGHERTY has served as Chief Executive Officer of Venturi since February 22, 2000, and as President and Chief Executive Officer since May 21, 2000. For 20 years prior to joining Venturi, Mr. Dougherty was employed in management capacities by BFI, and Allied Waste Industries following its acquisition of BFI. Most recently, Mr. Dougherty was District Manager for the Eastern Pennsylvania District of Allied Waste Industries and Area Vice-President of BFI with responsibilities for a seven state area. Mr. Dougherty received a BS degree in accounting from Mount Saint Mary's College in Emmitsburg, Maryland.

         MITCHELL J. MARTIN has served as a director and as Vice President of Venturi since March 9, 2000. Effective May 21, 2000, Mr. Martin was named Chief Operating Officer of the Company. In partnership with Lloyd E. Peterman, Mr. Martin founded Martin & Peterman, Inc. ("MPI"), a professional carpet cleaning services company recently acquired by Venturi. Prior to its acquisition by Venturi, MPI had operations in seven states, generating annual revenue in excess of $11 million. Mr. Martin is one of approximately 200 IICRC Senior Certified Carpet Inspectors nationwide. This certification is an industry acknowledgment of expertise in the carpet cleaning and restoration area. Mr. Martin attended the University of Pittsburgh.

         DANIEL DORNIER has served as a director of Venturi since March 9, 2000. Mr. Dornier is a Managing Director and Partner of Greenwich AG, a German Venture Capital Investment Company. Since 1995 Mr. Dornier has managed investment portfolios for high net worth individuals in Europe. Between 1993 and 1995 Mr. Dornier was a private investment manager for various family owned businesses, and prior to that he was an investment banker at SBC Warburg, Dillon, Reed. Mr. Dornier obtained an undergraduate degree in Business Administration from the University of Nuertingen, Germany, and an MBA from City University in Bellevue, Washington.

         STUART W. THORN has served as a director of Venturi since March 9, 2000. Mr. Thorn is the President and Chief Operating Officer of Beaulieu Group, LLC, an international leader in the manufacture of carpets and rugs. From 1995 to 1997, Mr. Thorn was Chief Financial Officer for Beaulieu Group, LLC. Prior to Joining Beaulieu Group, Mr. Thorn was Vice President of Finance for the International Grocery Products Division of the Campbell Soup Company. Mr. Thorn received a Bachelor and a Master's degree in Business Administration from the Wharton School of Business of the University of Pennsylvania.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Bylaws of Venturi provide for a Board of Directors of between one and nine members. Prior to March 9, 2000, the board of directors consisted of three members, Gaylord M. Karren, John M. Hopkins and James
K. Stone. Each of those members attended all board meetings held during 1999. On March 9, 2000, Mr. Stone resigned from the board and Messrs. Bruce E. Ranck, Michael F. Dougherty, Mitchell J. Martin, Stuart W. Thorn and Daniel Dornier were appointed to fill the vacancy created by Mr. Stone's resignation and the newly created vacancies.

         On May 21, 2000, Messrs. Karren and Hopkins resigned from the Board in order to pursue other business interests, leaving a current Board consisting of five members. Two of the Company's directors are executive officers and employees of the Company. During 1999 the Company did not have an Audit Committee or a Compensation Committee of the board. Effective as of March 9, 2000, an Audit Committee and a Compensation Committee were created.

         The current members of the Audit Committee are Messrs. Thorn (chair), Ranck and Dornier. The Audit Committee is responsible for recommending an accounting firm to serve as the Company's independent auditors, reviewing the annual audit of the Company, reviewing audit and any non-audit fees paid to the Company's independent auditors, reviewing the scope and results of internal audit activities and reviewing compliance with the Company's accounting policies and regulatory requirements. The Audit Committee reports its findings and recommendations to the board for appropriate action.

         The current members of the Compensation Committee are Messrs. Ranck (chair) and Thorn. The Compensation Committee supervises the Company's compensation policies, administers incentive plans, reviews officers' salaries and bonuses, approves significant changes in employee benefits and recommends to the board such other forms of compensation as it deems appropriate.

                             EXECUTIVE COMPENSATION

         During the first few months of 2000, the Company has undergone a major change in management at both the director and officer level. Throughout 1999, and before, the Company had three directors: Gaylord M. Karren, John M. Hopkins and James K. Stone. Mr. Karren was Chairman of the Board and Chief Executive Officer, Mr. Hopkins was President, Mr. Stone was Vice President--Operations, and Randy K. Johnson was Secretary and General Counsel.

         On February 22, 2000, Michael F. Dougherty joined the Company as Chief Executive Officer pursuant to the terms of a three year written Employment Agreement. The Employment Agreement provides that Mr. Dougherty will receive an annual base salary of $200,000 and may receive annual bonuses up to 60% of his base salary, depending upon whether the Company achieves certain financial performance criteria to be set by the board. Mr. Dougherty was also granted a ten year incentive stock option to purchase up to 850,000 shares of the Company's common stock for $2.40 per share, which option vests in increments of 150,000 shares per year, 200,000 shares when the Company achieves three consecutive months of break-even and 200,000 shares when the Company achieves three consecutive months of greater than $100,000 earnings before taxes, depreciation and interest ("EBITDA"). Mr. Dougherty's employment may be terminated at any time with or without cause, provided that if terminated without cause the Company will pay to Mr. Dougherty a severance payment equal to one year's then base salary plus the previous year's incentive bonus.

         On March 9, 2000, James K. Stone resigned as a director and Bruce E. Ranck, Michael F. Dougherty, Stuart W. Thorn, Daniel Dornier and Mitchell J. Martin were appointed as directors, along with Messrs. Karren and Hopkins. Mr. Ranck was appointed Chairman of the Board. For his services as Chairman of the Board, Mr. Ranck was granted a ten year non-qualified stock option to purchase 212,000 shares of the Company's common stock for $2.40 per share. The option vests in increments of 37,334 shares per year, 50,000 shares when the Company achieves three consecutive months of break-even, and 50,000 shares when the Company achieves three consecutive months of EBITDA in excess of $100,000 per month.

         On March 27, 2000, Stephen S. Abate joined the Company as Chief Financial Officer. Mr. Abate receives an annual base salary of $130,000, and is eligible for an annual incentive bonus up to 40% of his base salary if certain financial performance criteria are met. Mr. Abate was also granted a ten year incentive stock option to purchase up to 100,000 shares of the Company's common stock for $2.40 per share, which option vests in increments of 17,650 shares per year, 23,530 shares when the Company achieves three consecutive months of break-even and 223,530 shares when the Company achieves three consecutive months of greater than $100,000 EBITDA. Mr. Abate's employment may be terminated at any time with or without cause, provided that if terminated without cause the Company will pay to Mr. Abate a severance payment equal to one year's then base salary plus the previous year's incentive bonus.

         On May 5, 2000, the Company entered into an agreement with Messrs. Karren and Hopkins, pursuant to which (a) Messrs. Karren and Hopkins agreed to resign as officers and directors of the Company effective May 21, 2000, (b) Messrs. Karren and Hopkins agreed to transfer to the Company a total of 1,200,000 of their shares of common stock in the Company in order to assist the Company in payment of unpaid state and federal payroll taxes, (c) the Company entered into separate nine month consulting agreements with Messrs. Karren and Hopkins pursuant to which the Company will pay to each of them consulting fees of $14,583 per month and grant to each of them a five year non-qualified stock option to purchase 150,000 shares of the Company's common stock for $0.01 per share, and (d) Messrs. Karren and Hopkins each entered into a confidentiality and four year non-compete agreement in favor of the Company.

         On May 10, 2000, the Company sold the restoration portion of its business to Mr. Stone, and in connection with the sale Mr. Stone resigned as an officer of the Company and entered into a confidentiality and four year non-compete agreement in favor of the Company.

The following table sets forth information as to the compensation paid to Venturi's Chief Executive Officer, President, Vice President--Operations and Secretary for the three years ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                Long-Term Compensation
                                                                                       -----------------------------------
                                          Annual Compensation                               Awards                  Payouts
                             ------------------------------------------------          ------------------       -----------------

                                                                Other
                                                                Annual      Restricted      Securities      Long-term     All Other
        Name and                                               Compensa-      Stock         Underlying      Incentive     Compensa-
  Principal Position         Year    Salary($)    Bonus($)      tion($)      Awards($)     Options/SARs(#)   Payout($)     tion($)
  ------------------         ----    ----------   --------      -------      ---------     ------------     ---------     --------
                                                                  (1)
Gaylord M. Karren,           1999    20,700          0          130,038          0            100,000          0             0
Chairman, CEO and            1998    20,000          0           90,000          0            104,000          0             0
Director                     1997       0            0           90,000          0                 0           0             0
(prior to 2000)

John M. Hopkins,             1999    20,697          0          126,406          0            100,000          0             0
President and Director       1998    20,000          0           90,000          0            104,000          0             0
(prior to 2000)              1997       0            0           90,000          0                 0           0             0

James K. Stone, VP--         1999    63,750          0               0           0            250,000          0             0
Operations, Director         1998    48,000          0               0           0              2,000          0             0
(2)                          1997       0            0               0           0                 0           0             0

Randy K. Johnson,            1999    62,500 (3)      0           77,831(3)       0            200,000          0             0
Secretary and General        1998       0            0               0           0                 0           0             0
Counsel (3)                  1997       0            0               0           0                 0           0             0


(1) During the previous three fiscal years, the Company paid management fees to Messrs. Karren and Hopkins, or to entities owned principally by them, in the approximate amounts indicated in the table. These fees were for services rendered by the officers.
(2) Mr. Stone was an Executive Vice President and a director of the Company until March 9, 2000, at which time he resigned as a director and was appointed as Vice President--Restoration.
(3) On May 1, 1999, the Company entered into a three year employment agreement with Randy K. Johnson, Secretary and General Counsel of the Company, pursuant to which Mr. Johnson was to devote at least half of his working time to the Company, and be paid half salary, until August 1, 1999, at which time he would devote full time to the company at full salary. Pursuant to the Agreement, the Company will pay to Mr. Johnson an annual salary of $125,000. In connection with the Agreement, the Company also granted to Mr. Johnson a ten year non-qualified stock option to purchase 200,000 shares of the Company's common stock for $0.01 per share. The option fully vested on December 31, 1999. Mr. Johnson's employment may be terminated at any time with or without cause, provided that if terminated without cause the Company will pay to Mr. Johnson severance payments equal to six months base salary. Prior to becoming employed by Venturi, Mr. Johnson provided legal services to Venturi as an attorney in private practice. During the year ended December 31, 1999, Mr. Johnson was paid $62,500 in salary and $77,831 for legal services as an outside attorney.

                            OPTION/SAR GRANTS IN 1999

         The following table sets forth information concerning individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1999.


                                        Number of                    Percent of total              Exercise or            Expiration
                                        Securities                     options/SARs                    Base                  Date
                                        Underlying                      granted to                    Price
                                       Options/SARs                    employees in
                                         granted                          fiscal
      Name                                                                 year
      ----
Gaylord M. Karren (1)                     100,000                          9.8%                        $2.40                  1/04

John M. Hopkins (2)                       100,000                          9.8%                        $2.40                  1/04

James K. Stone (3)                        250,000                          24.5%                       $2.40                  1/05

Randy K. Johnson (4)                      200,000                          19.6%                       $0.01                  4/09


(1) On January 4, 1999, two separate stock options were granted to Gaylord M. Karren, Chairman of the Board and Chief Executive Officer of the Company, each entitling the holder to purchase 50,000 shares of common stock for $2.40 per share. One of the options for 50,000 shares vested immediately upon grant, and the other option for 50,000 vests one year from the date of grant.
(2) On January 4, 1999, two separate stock options were granted to John M. Hopkins, President and a Director of the Company, each entitling the holder to purchase 50,000 shares of common stock for $2.40 per share, to vest one year from the date of grant. One of the options for 50,000 shares vested immediately upon grant, and the other option for 50,000 vests one year from the date of grant.
(3) On January 4, 1999, a ten year stock option was granted to James K. Stone, Executive Vice President and a Director of the Company, to purchase 250,000 shares of common stock for $2.40 per share, to vest one year from the date of grant.
(4) On August 1, 1999, a ten year stock option was granted to Randy K. Johnson to purchase 200,000 shares of common stock for $0.01 per share, which fully vested on December 31, 1999.

                     AGGREGATED OPTION/SAR EXERCISES IN 1999
                     AND DECEMBER 31, 1999 OPTION/SAR VALUES

The following table sets forth information concerning the exercise of options by the Named Executive Officers during the fiscal year ended December 31, 1999, as well as the aggregate number and value of unexercised options held by the Named Executive Officers on December 31, 1999.

                                                                    Number of Securities
                                                                         Underlying                     Value of Unexercised
                                                                 Unexercised Options/SARs           In-the-Money Options/SARs at
                                                                  at December 31, 1999(#)             December 31, 1999($) (1)
                                                             --------------------------------    --------------------------------

                         Shares Acquired        Value
         Name            On Exercise (#)    Realized ($)     Exercisable     Unexercisable       Exercisable        Unexercisable
         ----            ---------------    ------------     -----------     -------------       -----------        -------------
Gaylord M. Karren              -0-              -0-           154,000           50,000            $321,710            $ 23,750

John M. Hopkins                -0-              -0-           154,000           50,000            $321,710            $ 23,750

James K. Stone                 -0-              -0-            2,000           250,000            $    930            $118,750

Randy K. Johnsom               -0-              -0-           200,000            -0-              $573,000            $      0


(1) Calculated on the basis of the closing price for the Company's common stock on the over-the-counter market (OTC-BB) for December 31, 1999 of $2.875 per share, minus the per share exercise price multiplied by the number of shares underlying the option.

                             DIRECTORS' COMPENSATION

         No Compensation has been paid to any directors for service in such capacity in the past, and no such compensation is presently payable to directors, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. At such time as the Board of Directors deems appropriate, the Company intends to consider adoption of an appropriate policy to compensate non-employee directors, to attract and retain the services of qualified non-employee directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The information set forth herein describes certain transactions between the Company and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members of the Company and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

         Until May 21, 2000, the Company had an outstanding loan from Gaylord M. Karren, the Company's former Chairman and Chief Executive Officer. On May 21, 2000, the loan was repaid in full. The loan did not bear interest, was payable on demand, and had no scheduled repayment terms with the exception of the payment of $1,965 per month to Mr. Karren to enable him to repay the source of the loan funds, a second mortgage on his personal residence.

         The Company also had obtained loans from James K. Stone, a former director and Vice President of the Company, with unpaid principal balances as of May 1, 2000 of $273,639, which loans bore interest ranging from 9.4% to 11.5%. The Company's obligations on the loans from Mr. Stone were transferred to, and assumed by, Venturi Flood & Fire Restoration, Inc. on May 1, 2000. As part of the sale by the Company of the restoration portion of its business to Mr. Stone effective May 1, 2000, Mr. Stone released the Company from any further obligations with respect to his loans.

         Randy K. Johnson joined Venturi full time from the private practice of law on August 1, 1999. During the year ended December 31, 1999, Venturi paid Mr. Johnson a total of $77,831 for legal services rendered to Venturi prior to August 1, 1999. Venturi still owes Mr. Johnson $21,760.25 for legal services rendered prior to August 1, 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders to file reports of ownership (on Form 3) and periodic changes in ownership (on Forms 4 and 5) of Company securities with the Securities and Exchange Commission. Based solely on its review of copies of such forms and such written representations regarding compliance with such filing requirements as were received from its executive officers, directors and greater than 10% shareholders (if any), the Company believes that all such Section 16(a) filing requirements were complied with during 1999, except as described below in this paragraph. Randy K. Johnson became the Secretary of the Company on May 1, 2000, and failed to timely file an initial statement of beneficial ownership. He filed a Form 3 statement of beneficial ownership on May 22, 2000. Michael F. Dougherty became Chief Executive Officer of the Company on February 22, 2000, and failed to timely file an initial statement of beneficial ownership. He filed a Form 3 statement of beneficial ownership on May 22, 2000. Stephen S. Abate became Chief Financial Officer of the Company on March 27, 2000, and filed a Form 3 statement of beneficial ownership on May 22, 2000. Bruce E. Ranck, Stuart W. Thorn, Daniel Dornier and Mitchell J. Martin became directors of the Company on March 9, 2000, and they failed to timely file initial statements of beneficial ownership.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth security ownership information of the Company's common stock and Series D and Series F Preferred Stock (which are convertible into shares of common stock and currently have voting rights as if converted into common stock), as of May 25, 2000, for (i) each beneficial owner of more than 5% of the outstanding common stock or Series A, Series D or Series F Preferred Stock; (ii) each executive officer of the Company; (iii) each director of the Company; and (iv) all directors and officers as a group. There are no beneficial owners of Series A Preferred Stock who hold more than 5% of that series of preferred stock. Series B Preferred Stock and Series C Preferred Stock are omitted because the holders thereof have no voting rights.


                                                                                 Series D                            Series F
                                             Common Stock                   Preferred Stock (2)                 Preferred Stock (3)
                                             ------------                   -------------------                 -------------------
                                         Amount          Percent          Amount           Percent          Amount           Percent
Name and Address of                   Beneficially         of          Beneficially          of          Beneficially          of
Registered Owner(1)                       Owned         Class(4)           Owned          Class(4)           Owned          Class(4)
-------------------                       -----         --------           -----          --------           -----          --------

5%SHAREHOLDERS
--------------
Beaulieu Group, LLC                        1,000 (5)           *        2,303,738          100.0%               0              *
Carl M. Bouckaert                        219,654 (6)         1.6%               0(8)           *                0              *
Marie T. Bouckaert                       219,655 (7)         1.6%               0(8)           *                0              *
Greenwich AG                           1,775,223 (9)        11.9%               0              *                0              *
Rainer Bischoff                          293,750(10)         2.2%               0              *           75,000           30.0%
Aspen Capital Resources LLC            1,383,333(11)         9.5%               0              *                0              *
BER Investments, Ltd.                    391,666(12)         2.9%               0              *          100,000           40.0%

OFFICERS AND DIRECTORS
----------------------
Bruce E. Ranck                                 0(13)           *                0              *                0(13)          *
Michael F. Dougherty                           0(14)           *                0              *                0              *
Mitchell J. Martin                       387,666(15)         2.9%               0              *                0              *
Stuart W. Thorn                                0               *                0              *                0              *
Daniel Dornier                           293,750(16)         2.2%               0              *           75,000           30.0%
Randy K. Johnson                         200,000(17)         1.5%               0              *                0              *
Steven S. Abate                                0(18)           *                0              *                0              *

Executive Officers and
Directors as a Group  (7 persons)            881,416         6.3%               0              *           75,000           30.0%


--------------
*    Less then 1%

(1) The address for Beaulieu Group, LLC and for Mr. and Mrs. Bouckaert is 1502 Coronet Drive, Dalton, Georgia 30720; the address for Greenwich AG and for Dr. Rainer Bischoff is Neuer Wall 32, 20354 Hamburg, Germany; the address for Aspen Capital Resources LLC is 8989 South Schofield Circle, Sandy, Utah 84093; the address for BER Investments, Ltd. is 2500 City West Blvd., Suite 1050, Houston, Texas 77042. The address for Messrs. Ranck, Dougherty, Martin, Thorn, Dornier, Johnson and Abate is c/o Venturi Technologies, Inc., 6295 East 56th Avenue, Commerce City, Colorado 80022.
(2) The Series D Preferred Stock is convertible into common stock at the conversion ratio of two shares of common stock for each one share of Series D Preferred Stock. The Series D Preferred Stock currently has voting rights as if converted into common stock.
(3) The Series F Preferred Stock is convertible into common stock at the conversion ratio of five shares of common stock for each one share of Series F Preferred Stock. The Series F Preferred Stock currently has voting rights as if converted into common stock.
(4) The percentages shown are based on the amount of outstanding securities of the class or series indicated plus, for each shareholder, any securities such shareholder has the right to acquire within sixty days pursuant to options or warrants.
(5)  Consists of a presently exercisable warrant to purchase common stock.
(6) Consists of 123,173 shares of common stock owned of record by Mr. Bouckaert and an immediately exercisable warrant to purchase 96,481 shares of common stock.
(7) Consists of 123,173 shares of common stock owned of record by Mrs. Bouckaert and an immediately exercisable warrant to purchase 96,482 shares of common stock.
(8) Mr. and Mrs. Bouckaert are the controlling owners of Beaulieu Group, LLC, and Mr. Bouckaert is the Chairman and Chief Executive Officer of Beaulieu Group, LLC.
(9) Consists of 1,685,469 shares of common stock owned of record by Greenwich AG and an immediately exercisable warrant to purchase 89,754 shares of common stock.
(10) Consists of a presently exercisable warrant to purchase common stock. In addition, Dr. Bischoff is a managing director of Greenwich AG.
(11) Consists of 350,000 shares of common stock owned of record by Aspen Capital Resource Partners, LLC and presently exercisable warrants to purchase 1,033,333 shares of common stock.
(12) Consists of a presently exercisable warrant to purchase common stock.
(13) Does not include an option to purchase 212,000 shares or common stock, which will not vest within sixty days. Mr. Ranck is the managing partner of BER Investments, Ltd.
(14) Does not include an option to purchase 850,000 shares of common stock, which will not vest within sixty days.
(15) Includes 372,750 shares owned of record by Mr. Martin and 14,916 shares representing Mr. Martin's pro-rata portion of shares held by various partnerships of which Mr. Martin is a partner.
(16) Consists of a presently exercisable warrant to purchase common stock. In addition, Mr. Dornier is a managing director of Greenwich AG.
(17) Consists of a presently exercisable option to purchase common stock.
(18) Does not include an option to purchase 100,000 shares of common stock, which will not vest within sixty days.

     PROPOSAL NO. 2: PROPOSED APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES TO 50,000,000 SHARES OF COMMON STOCK AND 7,000,000 SHARES OF PREFERRED STOCK.

     The Company currently has outstanding 13,169,020 shares of common stock and 3,408,993 shares of preferred stock, convertible into 7,670,759 shares of common stock. In addition, the Company has issued or granted warrants to purchase a total of 3,885,178 shares of common stock and options to purchase a total of 4,304,894 shares of common stock. Management foresees a likelihood of issuing additional shares of common and preferred stock, and granting additional options and warrants in order to raise capital that will be needed to fund continuing operations and growth.

     In view of the foregoing, management has deemed it necessary for the Company to amend its Certificate of Incorporation to authorize the issuance of additional shares of both common and preferred stock. On March 9, 2000, the board of directors approved an amendment to the Company's Certificate of Incorporation increasing the number of shares of common stock the Company is authorized to issue from 27,000,000 to 50,000,000 shares and the number of shares of preferred stock the Company is authorized to issue from 5,000,000 to 7,000,000 shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED SHARES.

     PROPOSAL NO. 3: PROPOSED APPROVAL OF THE ADOPTION OF A STOCK INCENTIVE PLAN TO BE KNOWN AS THE 2000 STOCK INCENTIVE PLAN, AND TO ALLOCATE 1,750,000 SHARES OF COMMON STOCK TO THE PLAN.

     On March 9, 2000, the Company's Board of Directors terminated the Dual Stock Option Plan adopted by the Company in July 1997. As of the record date options to purchase a total of 1,822,569 shares of common stock had been granted under the Dual Stock Option Plan. Also on March 9, 2000 the board adopted, subject to approval by the Company's shareholders, a stock incentive plan to be known as the "Venturi Technologies, Inc. 2000 Stock Incentive Plan," and the board agreed to reserve for issuance under the Plan a total of 1,750,000 shares of the Company's common stock.


     In connection with the management transition that occurred during February and March 2000, the board granted a total of 1,462,000 options to the following individuals. 1,162,000 of the options are intended to have been issued under the Plan.

                  Name                               Title                                  No. Options
                  ----                               -----                                  -----------
                  Gaylord M. Karren                   Former Chairman and Chief              150,000
                                                             Executive Officer
                  John M. Hopkins                     Former President and Director          150,000
                  Bruce E. Ranck                      Chairman of the Board                  212,000
                  Michael F. Dougherty                Chief Executive Officer                850,000
                  Stephen S. Abate                    Chief Financial Officer                100,000

     The options granted to Messrs. Karren and Hopkins are five year non-qualified options with an exercise price of $0.01 per share, that are fully vested. These options were not granted as part of the Plan. The option granted to Mr. Ranck is a ten year non-qualified option with an exercise price of $2.40 per share that vests in increments of 37,334 shares per year, 50,000 shares at break-even, and 50,000 shares when the Company has three consecutive months of earnings before interest, taxes, depreciation and amortization ("EBITDA") in excess of $100,000. The option granted to Mr. Dougherty is a ten year incentive stock option with an exercise price of $2.40 per share that vests in increments of 150,000 shares per year, 200,000 shares at break-even, and 200,000 shares when the Company has three consecutive months of EBITDA in excess of $100,000. The option granted to Mr. Abate is a ten year incentive stock option with an exercise price of $2.40 per share that vests in increments of 17,650 shares per year, 23,530 shares when the Company achieves three consecutive months of break-even and 223,530 shares when the Company achieves three consecutive months of greater than $100,000 EBITDA. The options granted to Messrs. Ranck, Dougherty and Abate are intended to be granted under the Plan.

     The board believes that it is in the best interests of the Company to attract and retain the services of experienced and knowledgeable executive management, employees and consultants. The Plan is designed to provide an incentive to officers and other key employees of the Company and its subsidiaries and is intended to align the interests of these officers and other employees with those of the Company's shareholders.

PLAN SUMMARY

     The 2000 Stock Incentive Plan (the "Plan") was adopted by the board on March 9, 2000, subject to shareholder approval. The Plan provides for the grant of incentive stock options to employees and nonstatutory stock options and stock purchase rights to employees, directors and consultants. A total of 1,750,000 shares of our common stock have been reserved for issuance under the Plan. The board of directors may amend, modify or terminate the Plan at any time as long as such amendment, modification or termination does not impair the rights of plan participants previously granted options under the Plan. The Plan will terminate March 9, 2010, unless terminated earlier by the board of directors. The compensation committee of the board of directors administers the Plan and determines the terms of options granted, including the exercise price, the number of shares subject to individual option awards and the vesting period of such options.

INCENTIVE STOCK OPTIONS.

     The terms of incentive stock options granted under the Plan are dictated in large measure by the Internal Revenue Code of 1986, as amended. Incentive stock options may only be granted to employees of the Company, and incentive stock options will automatically terminate unless exercised within ninety days after termination of employment. No employee may be granted incentive options to purchase more than 200,000 shares. The exercise price under incentive stock options cannot be lower than 100% of the fair market value of the common stock on the date of grant and, in the case of incentive stock options granted to holders of more than 10% of the Company's voting stock, not less than 110% of such fair market value. The term of an incentive stock option cannot exceed 10 years, and the term of an incentive stock option granted to a holder of more than 10% of the Company's voting stock cannot exceed five years. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.

NONSTATUTORY STOCK OPTIONS.

     Nonstatutory stock options may be granted under the Plan to employees, directors and consultants of the Company. The board of directors and the compensation committee of the board have broad discretion in the terms of nonstatutory stock options under the Plan, including the exercise price, term, vesting, etc.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE 2000 STOCK INCENTIVE PLAN AND TO RESERVE 1,750,000 SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE OF OPTIONS GRANTED UNDER THE PLAN.

     PROPOSAL NO. 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     On March 9, 2000, the board unanimously approved, subject to ratification by the Company's shareholders, the appointment of Child & Company, PC of Salt Lake City, Utah as the Company's independent auditors for the Company and its subsidiaries for the fiscal year ending December 31, 2000. Child & Company, PC has served as the Company's independent auditors since 1997.

     A representative of Child & Company, PC is expected to be present at the Annual Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual Meeting.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF CHILD & COMPANY, PC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.


                                  ANNUAL REPORT

     A copy of the Company's Annual Report, including financial statements for the years ended December 31, 1998 and 1999 is being mailed with this Proxy Statement to shareholders of record on the Record Date.

                              INDEPENDENT AUDITORS

     Child & Company, P.C. served as the Company's independent auditors for 1999. It is anticipated that a representative of Child & Company, P.C. will be present at the Annual Meeting and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Shareholders who wish to include proposals for action at the Company's 2001 Annual Meeting of Shareholders in next year's proxy statement must, in addition to other applicable requirements, cause their proposals to be received in writing by the Company at its address set forth on the first page of this Proxy Statement no later than January 1, 2001. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

PRESENTED BY MANAGEMENT

     Management knows of no matters other than those listed in the attached Notice of the Annual Meeting which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment of such matters.

PRESENTED BY SHAREHOLDERS

     Pursuant to the Bylaws of the Company, only such business shall be conducted, and only such proposals shall be acted upon, at an annual meeting of shareholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a shareholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received at the principal executive offices of the Company not less than 60 days nor more than 120 days prior to the scheduled meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting has been given to shareholders, then notice of the proposed business matter must be received not later than 10 days after the mailing of notice of the meeting or such public disclosure. Any notice to the Secretary must include as to each matter the shareholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by the shareholder on the date of such shareholder notice and by other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

     Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card. Any questions should be addressed to Randy K. Johnson, Secretary of Venturi Technologies, Inc., 170 South Main Street, Suite 900, Salt Lake City, Utah 84111; telephone (801) 575-5000; fax (801) 575-5006.

                                      VENTURI TECHNOLOGIES, INC.



                                      -------------------------------------
                                      Randy K. Johnson
                                      Secretary and General Counsel


June 7, 2000
Salt Lake City, Utah

                           VENTURI TECHNOLOGIES, INC.

                            2000 STOCK INCENTIVE PLAN

                      (Incentive and Non-Statutory Options)


     1.   PURPOSES.

     The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Venturi Technologies, Inc., a Nevada corporation (the "Company") and its Subsidiaries, by offering them an opportunity to participate in the Company's future performance through awards of Options.

     2.   STOCK SUBJECT TO PLAN

     The Company shall reserve 1,750,000 shares of its $0.001 par value common stock (the "Shares") to be issued upon exercise of the options which may be granted from time to time under this Plan. As it may from time to time determine, the Board may authorize that the Shares may be comprised, in whole or in part, of authorized but unissued shares of the common stock of the Company or of issued shares which have been reacquired. If options granted under the Plan terminate or expire before being exercised in whole or in part, the Shares subject to those options which have not been issued may be the subject of subsequent options granted under the Plan.

     3.   ADMINISTRATION OF THE PLAN

     The Compensation Committee of the Board (hereinafter called the "Committee") shall administer the Plan. Subject to the express provisions of the Plan and guidelines which may be adopted from time to time by the Board, the Committee shall have plenary authority in its discretion (a) to determine the individuals to whom, and the time at which, options are granted, and the number and purchase price of the Shares subject to each option; (b) to determine whether the options granted shall be Incentive Stock Options within the meaning of the Code, or Non-statutory Stock Options; (c) to interpret the Plan and prescribe, amend and rescind rules and regulations relating to it; (d) to determine the terms and provisions (and amendments thereof) of the respective option agreements subject to Section 6 of the Plan, which need not be identical, including, if the Committee shall determine that a particular option is to be an Incentive Stock Option, such terms and provisions (and amendments thereof) as the Committee deems necessary to provide for an Incentive Stock Option or to conform to any change in any law, regulation, ruling or interpretation applicable to Incentive Stock Options; and (e) to make any and all determinations which the Committee deems necessary or advisable in administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. No Member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

     4.   PERSONS ELIGIBLE.

     Incentive or Non-statutory Stock Options may be granted to employees (including directors who are also employees) of the Company or its subsidiaries. An employee may be granted more than one Option under this Plan. In making the selection of employees eligible to be granted Options, and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company or its subsidiaries, and past and potential contributions to the Company's or its subsidiaries' profitability and sound growth. For this purpose, "employee" shall conform to the requirements of
Section 422 of the Code.

     Non-statutory Stock Options may be granted to consultants, contractors and advisors (including directors) of the Company or its subsidiaries, provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Option under this Plan.

     The aggregate fair market value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all incentive stock option plans of the Company or its subsidiaries) shall not exceed $100,000.

     5.   CHANGES IN CAPITAL STRUCTURE

     In the event of changes in the outstanding capital stock of the Company by reason of any stock dividend, stock split or reverse split, reclassification, recapitalization, merger, consolidation, reorganization or liquidation, the Committee and/or the Board may make such adjustments in (a) the aggregate number and class of shares available under the Plan; (b) the number and class of shares to which optionees will thereafter be entitled upon exercise of their options; and (c) the price which optionees shall be required to pay upon such exercise; as it deems appropriate, and such determination shall be final, binding and conclusive.

     In the event of any merger of the Company (except with a subsidiary) or any acquisition of 80 percent or more of its gross assets or stock, or any reorganization or liquidation of the Company (an "Event"), the Board shall make arrangements (the "Arrangements") which shall be binding upon the holders of unexpired options then outstanding under this Plan (d) for the substitution of new options for any portion of such unexpired options; (e) for the assumption of any portion of such unexpired options by any successor to the Company; (f) for the acceleration of the expiration date of any portion of such unexpired options to a date not earlier than thirty (30) days after notice to the optionee; or (g) for the cancellation of such portion of unexpired options in exchange for the payment by any successor to the Company of deferred compensation to the optionee in an amount equal to the difference between the fair market value of the Shares subject to such unexpired portion and the aggregate exercise price of the Shares under the terms of such unexpired portion on the date of the Event, in installments which correspond to the vesting schedule of the unexpired option.

     Notwithstanding the foregoing, if an Event should occur, the Arrangements which the Board shall make to each portion of all outstanding unexercised options shall be limited to either (h) providing for the substitution of new options for such portion; (i) providing the holder of such portion with no less than thirty (30) days to exercise such portion in full; (j) causing any successor corporation to assume such portion in full; or (k) canceling such portion and causing any successor corporation to pay deferred compensation to the holder of such portion at the time such portion would have become exercisable, in an amount equal to the difference between the fair market value of the Shares subject to the portion and the aggregate exercise price of the portion on the Date of the Event.

     6.   TERMS AND CONDITIONS OF OPTIONS

     Each option granted under this Plan shall be evidenced by a stock option agreement (an "Agreement") which is not inconsistent with the terms of this Plan, and the form of which the Committee may from time to time determine, provided that the Agreement shall contain the substance of the following:

          a. OPTION PRICE. The option price for Incentive Stock Options shall be not less than 100% of the fair market value of the Shares at the time the option is granted, which shall be the date the Committee or its delegate, awards the grant. If the optionee, at the time the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all the classes of stock of the Company or of its parent or subsidiaries (a "Principal Shareholder"), the option price of Incentive Stock Options shall be not less than 110% of the fair market value of the Shares at the time the option is granted. Determination of fair market value shall be made by the Committee in good faith pursuant to the provisions of ss.422 of the Code and the regulations thereto. The option price for Non-statutory Options shall be as determined by the Committee in its sole discretion.

          b. METHOD OF EXERCISE. At the time of purchase, Shares purchased under options shall be paid for in full either (i) in cash; (ii) at the discretion of the Board, with a promissory note secured by the Shares purchased; (iii) at the discretion of the Committee and/or Board, with outstanding stock of the Company at such value as the Board shall determine in its sole discretion to be the fair market value of such stock; or (iv) a combination of promissory note (if permitted pursuant to (ii) above), stock (if permitted pursuant to (iii) above), and/or cash. To the extent that the right to purchase Shares has accrued under an option, the optionee may exercise said option from time to time by giving written notice to the Company stating the number of Shares with respect to which the optionee is exercising the option, and submitting with said notice payment of the full purchase price of said Shares either in cash or, at the discretion of the Board and/or Committee as described above, with a promissory note, outstanding stock of the Company, or a combination of cash, promissory note, and/or such stock. As soon as practicable after receiving such notice and payment, the Company shall issue or cause to be issued a certificate or certificates representing such Shares. The Shares so issued shall be out of authorized but unissued Shares or reacquired Shares of the Company's capital stock, as the Board and/or Committee, or its delegate, may elect. The time of such delivery of a certificate or certificates representing the Shares purchased may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with such procedures as may, in the opinion of counsel to the Company, be desirable in view of federal and state laws, including corporate securities laws and revenue and taxation laws. If the optionee (or other person entitled to exercise the option) fails to accept delivery of any or all of the number of Shares specified in such notice upon tender of delivery of the certificate or certificates representing them, the right to exercise the option with respect to such undelivered Shares may be terminated.

          c. OPTION TERM. The Committee and/or Board may grant options for any term, but shall not grant any options for a term longer than ten (10) years from the date the option is granted (except in the case of an Incentive Stock Option granted to a Principal Shareholder in which case the term shall be no longer than five (5) years from the date the option is granted). Each option shall be subject to earlier termination as provided in this Section 6. Any Incentive Stock Option or Non-statutory Stock Option that is not yet vested and exercisable at the date of the employee's termination of employment, death or disability shall expire and shall be null and void as of the date of the termination of employment, death or disability.

          d. EXERCISE OF OPTIONS. Each option granted under this Plan shall be exercisable during such period and for such number of Shares as shall be determined by the Committee as limited by the other provisions of this Plan.

          e. NONASSIGNABILITY OF OPTION RIGHTS. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution. During the life of an optionee, the option shall be exercisable only by the optionee.

          f. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH OR DISABILITY. In the event the optionee's employment with the Company or its subsidiaries ceases during the optionee's life for any reason, including retirement, any Incentive Stock Option or unexercised portion thereof granted to an employee optionee which is otherwise exercisable, shall terminate and expire upon the date of termination of employment. In the event of the death or disability (as defined in the Code) of the optionee while employed by the Company, any option or unexercised portion thereof granted to the optionee, shall terminate and expire as of the date of the optionee's death.

          g. RIGHTS OF OPTIONEE. An optionee shall have no rights as a stockholder with respect to any Shares subject to an option until the date of issuance of a stock certificate or certificates to the optionee for such Shares. No adjustment shall be made for dividends or other rights of which the record date is prior to the date such stock certificate is issued. Neither this Plan, nor any action or agreement thereunder, shall confer any rights of continued employment, any rights to election or retention as an officer or director, or any rights to serve as a consultant.

     7.   RESTRICTED STOCK AND REDEMPTION

     Until such shares are registered with the Securities and Exchange Commission, and qualified under the laws of the applicable states, the shares of stock to be issued to an optionee upon exercise of options granted pursuant to the Plan ("Option Shares") will be "restricted stock" as defined in the applicable Federal and state securities laws. Stock option agreements entered into pursuant to the Plan may provide that in the event an optionee's employment is terminated for any reason, then the Company shall have the right to redeem and repurchase Option Shares from the optionee upon such terms and conditions as may be set forth in the stock option agreement.

     8.   USE OF PROCEEDS

     The proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

     9.   AMENDMENT OF PLAN

     The Board may at any time amend the Plan, provided that no amendment may affect any then outstanding options or any unexercised portions thereof, and provided further that any such amendment increasing the number of Shares reserved under the Plan, altering the employees or class of employee eligible to be granted incentive stock options under the Plan, or amending this Section 9, shall be subject to shareholder approval.

     10.  EFFECTIVE DATE AND TERMINATION OF PLAN

     This Plan was adopted by the Board of Directors on March 9, 2000, and was approved by the holders of a majority of the shares of common stock of the Company on June 22, 2000. The Board may terminate this Plan at any time. If not earlier terminated, the Plan shall terminate March 9, 2010. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect.

     This Plan, the granting of any option hereunder, and the issuance of stock upon the exercise of any option, shall be subject to such approval or other conditions as may be required or imposed by any regulatory authority having jurisdiction to issue regulations or rules with respect thereto, including, without limitation, the State of Nevada (state of incorporation) and the Securities and Exchange Commission.

                            CERTIFICATE OF SECRETARY


KNOW ALL MEN BY THESE PRESENTS:


     That the undersigned does hereby certify that the undersigned is the Secretary of Venturi Technologies, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing 2000 Stock Incentive Plan was duly and regularly adopted by the Board of Directors of said Corporation at a meeting of the Board of Directors on March 9, 2000; the above and foregoing 2000 Stock Option Plan was ratified by the shareholders of said Corporation by written consent of a majority of the outstanding voting shares of the Corporation on June 22, 2000; and that the above and foregoing 2000 Stock Option Plan is now in full force and effect.


     DATED:


                                       ------------------------------
                                       Randy K. Johnson
                                       Secretary

                           VENTURI TECHNOLOGIES, INC.
                            2000 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

     Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number
                                  -------------------------
Date of Grant
                                  -------------------------
Vesting Commencement Date
                                  -------------------------
Exercise Price per Share          $
                                  -------------------------
Total Number of Shares Granted
                                  -------------------------
Total Exercise Price              $
                                  -------------------------

Type of Option:                   Incentive Stock Option

                                  Nonstatutory Stock Option

Term/Expiration Date:
                                  -------------------------

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:



Termination Period:

This Option may be exercised for three (3) months after termination of your employment or consulting relationship, or such longer period as may be applicable upon death or disability of Optionee as provided in the Plan. In the event of the Optionee's change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II. AGREEMENT

     1. GRANT OF OPTION. Venturi Technologies, Inc., a Nevada corporation (the"Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the 2000 Stock Incentive Plan as amended and restated from time to time (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice of Grant as an Incentive Stock Option("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option ("NSO").

     2.   EXERCISE OF OPTION.

          (a) RIGHT TO EXERCISE. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, disability or other termination of the employment or consulting relationship, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement.

          (b) METHOD OF EXERCISE. This Option shall be exercisable by written notice (in such form as the Board approves, including the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3. METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a)  cash;

          (b)  check;

          (c)  wire transfer;

          (d)  promissory note;

          (e)  surrender of other shares of Common Stock of the Company which
(A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

          (f) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

     4. RESTRICTIONS ON EXERCISE. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board.

     5. TERMINATION OF RELATIONSHIP. In the event an Optionee's Continuous Status as an Employee or Consultant terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

     6. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his or her disability, Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option on the day three (3) months and one (1) day following such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     7. DEATH OF OPTIONEE. In the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

     8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     9. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options and Options granted to stockholders who hold greater than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary shall apply to this Option.

     10. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

          (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

          (b) Exercise of ISO Following Disability. If the Optionee's Continuous Status as an Employee or Consultant terminates as a result of disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Optionee must exercise an ISO within ninety (90) days of such termination for the ISO to be qualified as an ISO.

In the event that the Optionee ceases to be an Employee but remains a Consultant, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one
(1)day following such change of status.

          (c) Exercise of Nonstatutory Stock Option. There may be a regular federal and state income tax liability upon the exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

          (d) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and state income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and state income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares.

          (e) Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

     11. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan, this Option Agreement and the Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by Nevada law except for that body of law pertaining to conflict of laws.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Date of Grant set forth on the cover sheet above.



                                       VENTURI TECHNOLOGIES, INC.



                                       By:
                                          ---------------------------
                                          Its:
                                              -----------------------


OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE. OPTIONS UNDER THE PLAN ARE GRANTED IN A DISCRETIONARY FASHION, AND THE GRANT OF ONE OR MORE OPTIONS UNDER THE PLAN SHALL NOT GIVE RISE TO A RIGHT IN ANY EMPLOYEE OR CONSULTANT TO RECEIVE ADDITIONAL OPTION GRANTS IN THE FUTURE. FURTHER, THE BOARD RETAINS THE RIGHT, IN ITS SOLE DISCRETION, TO TERMINATE THE PLAN FOR ANY REASON, OR NO REASON, AT ANY TIME.

Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


                                       OPTIONEE:



                                       ------------------------------
                                       Signature

                                       Printed Name:

                                       Residence Address:

                                    EXHIBIT A

                            2000 STOCK INCENTIVE PLAN

                                 EXERCISE NOTICE


Venturi Technologies, Inc.
6295 East 56th Avenue
Commerce City, Colorado 80022


Attention: Secretary


     1. EXERCISE OF OPTION. Effective as of today, ____________________, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase_________ shares of Common Stock (the "Shares") of VENTURI TECHNOLOGIES, INC. (the "Company") under and pursuant to the 2000 Stock Incentive Plan, as amended (the "Plan") and the [ ] Incentive [ ] Nonstatutory Stock Option Agreement dated ____________________ (the "Option Agreement"). Optionee herewith delivers to the Company the full purchase price for the Shares.

     2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

     3. RIGHTS AS STOCKHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

Optionee shall enjoy rights as a stockholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal or Repurchase Option contained in this Exercise Notice. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of the Stock Purchase Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

     4. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     5. ENTIRE AGREEMENT. The Plan, Notice of Grant and Option Agreement are incorporated herein by reference. This Agreement, the Plan, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser.


Submitted by:                          Accepted by:

OPTIONEE:                              VENTURI TECHNOLOGIES, INC.


                                       By:
-----------------------------             ---------------------------
(Signature)                            Its:
                                           ---------------------------


 CONSENT OF SPOUSE

I, ___________________________, spouse of ______________________, have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of VENTURI TECHNOLOGIES, INC., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.


Dated:


-----------------------------

                      VENTURI TECHNOLOGIES, INC.

               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                JUNE 22, 2000, 2:00 P.M. (CENTRAL TIME)

                 THIS PROXY SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF
                      VENTURI TECHNOLOGIES, INC.

THE UNDERSIGNED HEREBY APPOINTS MICHAEL F. DOUGHERTY AND RANDY K. JOHNSON, AND EACH OF THEM, EACH WITH FULL POWER OF SUBSTITUTION, AS PROXIES TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 22, 2000, BEGINNING AT 2:00 P.M., (CENTRAL DAYLIGHT TIME), AT ADAMS MARK HOTEL, 2929 BRIARPARK DRIVE, HOUSTON, TEXAS, AND AT ALL ADJOURNMENTS THEREOF, ALL SHARES OF VOTING STOCK WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE ON MATTERS SET FORTH BELOW IF PERSONALLY PRESENT:

  1. ELECTION OF DIRECTORS.

 [ ]  FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY BELOW)

 [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.)

                                 BRUCE E. RANCK
                              MICHAEL F. DOUGHERTY
                               MITCHELL J. MARTIN
                                 DANIEL DORNIER
                                 STUART W. THORN

2. APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES.

     [ ] FOR               [ ] AGAINST           [ ] ABSTAIN

3. APPROVAL OF THE ADOPTION OF A STOCK INCENTIVE PLAN TO BE KNOWN AS THE 2000 STOCK INCENTIVE PLAN, AND TO ALLOCATE 1,750,000 SHARES OF COMMON STOCK TO THE PLAN.

     [ ] FOR               [ ] AGAINST           [ ] ABSTAIN

4.   APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS.

     [ ] FOR               [ ] AGAINST           [ ] ABSTAIN

________________________________________________________________________________

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.

DATED: ___________________________, 2000


________________________________________________________________________________
SIGNATURE
________________________________________________________________________________

(THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY EACH SHAREHOLDER EXACTLY AS SUCH SHAREHOLDER'S NAME APPEARS HEREON AND RETURNED PROMPTLY. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY THE PRESIDENT OR BY AN AUTHORIZED CORPORATE OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.)

                    SHAREHOLDERS SHOULD MARK, SIGN AND RETURN
                THIS PROXY PROMPTLY TO ZIONS FIRST NATIONAL BANK
                           IN THE ENCLOSED ENVELOPE.